                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             Registration Statement under the Securities Act of 1933

                            CALLOWAY'S NURSERY, INC.
               (Exact name of issuer as specified in its charter)



              Texas                                             75-2092519
 (State or other jurisdiction of                  (I.R.S. Employer Identification Number)
 incorporation or organization)


     4200 Airport Freeway, Suite 200                          76117-6200
           Fort Worth, Texas                                  (ZIP Code)
(Address of Principal Executive Offices)





                            CALLOWAY'S NURSERY, INC.
                             1998 STOCK OPTION PLAN
                             1999 STOCK OPTION PLAN
                             2000 STOCK OPTION PLAN
                             2001 STOCK OPTION PLAN
                            (Full title of the plans)

                                 JAMES C. ESTILL
                                President and CEO
                            Calloway's Nursery, Inc.
                         4200 Airport Freeway, Suite 200
                          Fort Worth, Texas 76117-6200
                     (Name and address of agent for service)

                                 (817) 222-1122
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                    Sam Rosen
                    Shannon, Gracey, Ratliff & Miller, L.L.P.
                           777 Main Street, Suite 3800
                             Fort Worth, Texas 76102
                                 (817) 877-8108

               APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES
                             PURSUANT TO THE PLAN:
                            From time to time after
                 this Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

         Title of                                          Proposed Maximum           Proposed Maximum
     Securities to be               Amount to be            Offering Price                Aggregate                  Amount of
        Registered                  Registered(3)              Per Share               Offering Price            Registration Fee
     ----------------           -------------------        ----------------            --------------            ----------------

       Common Stock               424,000 shares(1)           $1.09 (1)                   $  462,160                $  42.52
      $.01 par value              756,000 shares(2)           $1.08 (2)                   $  816,480                $  75.12
                                ---------                                                 ----------                --------
                                1,180,000 shares                                          $1,278,640                $ 117.64
                                =========                                                 ==========                ========

(1) 276,000 shares underlying stock options outstanding under the 1998 Stock Option Plan and 148,000 shares underlying stock options outstanding under the 1999 Stock Option Plan, valued at their exercise price pursuant to Rule 457(h).

(2) 138,000, 302,000 and 316,000 shares available for issuance pursuant to stock options granted in the future under the 1999 Stock Option Plan, the 2000 Stock Option Plan, and the 2001 Stock Option Plan, respectively, valued at the last sale price reported on July 9, 2002.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also registers an indeterminate number of shares of Common Stock to cover any adjustments in the number of shares issuable pursuant to the plans named above, or options or other awards granted thereunder, as a result of anti-dilution provisions contained therein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

         Note: The document(s) containing the information specified in Item 1 of
Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1). As specified in Form S-8, such documents are not filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Note: The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of this registration statement, and stating that these documents are incorporated by reference in the Section 10(a) prospectus. The statement also will indicate the availability without charge, upon written or oral request, of other documents required to be delivered to employees pursuant to Rule 428(b). The statement will include the address (giving title or department) and telephone number to which the request is to be directed.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the Registrant, are incorporated herein by reference and made a part hereof: (i) Annual Report on Form 10-K for the year ended September 30, 2001; and (ii) quarterly reports on Form 10-Q for Registrant's fiscal quarters ending December 31, 2001 and March 31, 2002; and
(iii) the description of the Registrant's Common Stock contained in Item 1 of its registration on Form 8-A of such class of securities under section 12(g) of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such




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

statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

         The class of Common Stock, par value $.01 per share, to be offered is registered under Section 12(g) of the Exchange Act.

         Plan interests are not being registered in this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Neither any expert named in this Registration Statement as having prepared or certified any part hereof (or named as having prepared or certified a report or valuation for use in connection with the Registration Statement), nor any counsel for the Company named as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of such securities, was employed for such purpose on a contingent basis, or at the time of such preparation, certification or opinion or at any time thereafter through the date of effectiveness of this Registration Statement, had, or is to receive in connection with the offering, a substantial interest, direct or indirect, in the Company or was connected with the Company as a promoter, underwriter, voting trustee, director, officer or employee.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 2.02-1 of the Texas Business Corporation Act (the "TBCA") empowers a corporation to indemnify its directors and officers and to purchase and maintain liability insurance for directors and officers. Section 2.02-1 of the TBCA permits indemnification of directors and officers of corporations under certain conditions and subject to certain limitations and, under certain circumstances, requires such indemnification. The TBCA provides further that a provision for indemnification of a director, whether contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, an agreement, or otherwise, is valid only to the extent it is consistent with
Article 2.02-1 of the TBCA, as limited by the articles of incorporation, if such limitation exists. Article Eleven (a) of the Registrant's Restated Articles of Incorporation contains a provision providing for indemnification of directors and officers to the full extent permitted by law. Article VII, Section 7 of the Registrant's Bylaws, as amended, contains a provision providing for indemnification to the full extent permitted by law.

         Additionally, Article Fourteen of the Registrant's Restated Articles of Incorporation provides that to the fullest extent permitted by the laws of the State of Texas as the same exist or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.



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



ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8. EXHIBITS

         The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit
Number   Description of Exhibit

4.1 Calloway's Nursery, Inc. 1998 Stock Option Plan (incorporated by reference to Exhibit A to the Proxy Statement for Registrant's Annual Meeting held on February 17, 1999).

4.2 Calloway's Nursery, Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit A to the Proxy Statement for Registrant's Annual Meeting held on February 16, 2000).

4.3 Calloway's Nursery, Inc. 2000 Stock Option Plan (incorporated by reference to Exhibit A to the Proxy Statement for Registrant's Annual Meeting held on February 21, 2001).

4.4 Calloway's Nursery, Inc. 2001 Stock Option Plan (incorporated by reference to Exhibit A to the Proxy Statement for Registrant's Annual Meeting held on February 20, 2002).

5* Opinion of Shannon, Gracey, Ratliff & Miller, L.L.P. regarding legality of registered securities.

23*      Consent of KPMG LLP.

*        Filed herewith (see Exhibit Index).

ITEM 9. UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act;




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
                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendments thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 15th day of July, 2002.

                             CALLOWAY'S NURSERY, INC.


                             By: /s/ James C. Estill
                             ----------------------------------------------
                                      James C. Estill, President
                                      and Chief Executive Officer

                             By:  /s/ Daniel G. Reynolds
                             ----------------------------------------------
                                      Daniel G. Reynolds, Vice President
                                      and Chief Financial Officer


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

SIGNATURE                                            TITLE                                       DATE
---------                                            -----                                       ----


 /s/ James C. Estill                                 President, Chief Executive                  July 15, 2002
---------------------------------                    Officer and Director
James C. Estill

 /s/ John T. Cosby                                   Vice President and Director                 July 15, 2002
---------------------------------
John T. Cosby

 /s/ John S. Peters                                  Vice President and Director                 July 15, 2002
---------------------------------
John S. Peters

 /s/ George J. Wechsler                              Vice President and Director                 July 15, 2002
---------------------------------
George J. Wechsler

 /s/ Dr. Stanley Block                               Director                                    July 15, 2002
---------------------------------
Dr. Stanley Block

 /s/ Daniel R. Feehan                                Director                                    July 15, 2002
---------------------------------
Daniel R. Feehan

 /s/ Timothy J. McKibben                             Director                                    July 15, 2002
---------------------------------
Timothy J. McKibben

/s/ Sterling Cornelius                               Director                                    July 15, 2002
---------------------------------
Sterling Cornelius




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


                                INDEX OF EXHIBITS

       EXHIBIT
       NUMBER     DESCRIPTION
       -------    -----------

         4.1 Calloway's Nursery, Inc. 1998 Stock Option Plan (incorporated by reference to Exhibit A to the Proxy Statement for Registrant's Annual Meeting held on February 17, 1999).

         4.2 Calloway's Nursery, Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit A to the Proxy Statement for Registrant's Annual Meeting held on February 16, 2000).

         4.3 Calloway's Nursery, Inc. 2000 Stock Option Plan (incorporated by reference to Exhibit A to the Proxy Statement for Registrant's Annual Meeting held on February 21, 2001).

         4.4 Calloway's Nursery, Inc. 2001 Stock Option Plan (incorporated by reference to Exhibit A to the Proxy Statement for Registrant's Annual Meeting held on February 20, 2002).

         5 Opinion of Shannon, Gracey, Ratliff & Miller, L.L.P. regarding legality of registered securities.

         23       Consent of KPMG LLP.


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